Exhibit 99.2

ANGEL.COM INCORPORATED

Amendment No. 1 To

Amended and Restated 2009 Stock Incentive Plan

Pursuant to Section 10(d) of the Amended and Restated 2009 Stock Incentive Plan (the “Plan”) of Angel.com Incorporated (the “Company”), the first sentence of Section 4(a) of the Plan is amended to read in its entirety as follows:

“Subject to adjustment under Section 8, Awards may be made under the Plan for up to 2,400,000 shares of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”), provided that Awards may not be made for more than 750,000 shares of Common Stock in the aggregate per calendar year to any single Participant.”

Approved by the Board of Directors: March 21, 2012 Approved by the Stockholders: March 21, 2012